UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations.

On November 9, 2005, Biolase Technology, Inc. (the “Company”) issued a press release announcing its unaudited financial results for the third fiscal quarter ended September 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1

The Company also announced that management will host a conference call on November 9 at 5:30 p.m. Eastern Time to discuss its operating results for the recent quarter and to answer questions. In addition, the Company plans to broadcast a presentation as part of its prepared remarks. Please go to the Company’s web site at www.biolase.com 15 minutes prior to the call to download the presentation in preparation for the conference call. To listen to the conference call live via the Internet, visit the Company’s web site at www.biolase.com. Please go to the web site 15 minutes prior to the call to register, download and install the necessary audio software. A replay will be available on the Company’s web site. To listen to the conference call live via telephone, please dial (800) 901-5259 from the U.S. or, for international callers, please dial (617) 786-4514, approximately 10 minutes before the start time. Enter pass code number 63575389. A telephone replay will be available for two days by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering pass code number 22101976.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 9, 2005	BIOLASE TECHNOLOGY, INC.

	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 9, 2005.